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Exhibit 99.4

FAQ for Employees of SRS

1.     What happened?

  A.
  SRS's Board of Directors agreed that SRS will be acquired by DTS. The deal calls for SRS shareholders to receive, for each share held in SRS, either $9.50 in cash or stock in DTS valued at $9.50 per share, based on DTS's closing price on April 12, 2012. This represents a premium of 38.48% per share over our closing price of $6.86 on April 16, 2012.

    While we cannot say for sure when the transaction will close, we anticipate that it could close in a few months, but the closing is subject to, among other things, approval by our shareholders and government regulatory entities. Until the transaction is approved, we will continue to operate as an independent company as before.

2.     Did the Board consider other buyers? Did it consider staying independent?

  A.
  The acquisition is the result of a comprehensive process undertaken by SRS Labs' board of directors which included seeking and considering competing offers.

    The Board concluded that DTS's offer was advisable and fair to and in the best interest of SRS and its shareholders.

3.     How will SRS fit with DTS?

  A.
  The transaction combines two highly complementary product and technology portfolios, bringing together DTS' suite of audio solutions and SRS Labs' range of audio processing technologies. It will create one of the broadest portfolios of audio-related intellectual property in the industry, with over 1,000 registered and pending patents and trademarks, and accelerate the combined company's ability to provide customers with a best-in-class, comprehensive integrated suite of audio solutions ranging from voice processing through audio rendering, and from low bit rate applications to high-quality lossless audio delivery.

4.     What are the next steps in this process, and will there be any changes as a result?

  A.
  While we cannot say for sure when the transaction will close, we anticipate that it could close in a few months, but the closing is subject to, among other things, approval by our shareholders and government regulatory entities. Until the transaction is approved, we will continue to operate as an independent company as before. During this interim period, we ask that everyone remain focused on providing the superior efforts customers have come to expect from us.

    We will keep you updated, as appropriate, throughout the process.

5.     Who will lead the company after the transaction is completed? What will it be called?

  A.
  DTS is a significantly larger company, and SRS will integrate into their corporate umbrella. DTS's stock, Board and senior management will remain in place. Several of SRS's executives are expected to continue, as well as teams that support our business, but those are decisions that will be made later by DTS's management in cooperation with SRS's management . At this early stage, it's too early to have answers to many of these questions.

6.     What will this mean for SRS after the deal closes?

  A.
  Bringing together these two cultures and businesses is a natural next step in our industry.

    The two companies share common values and compatible cultures—as well as a commitment to creating and marketing trend-setting products, a passion for research and development, and a relentless devotion to servicing our customers.

    The transaction combines two highly complementary product and technology portfolios. We expect it will offer exciting new career opportunities for those who continue.

7.     Will I still have a job? Will I be asked to relocate?

  A.
  We do not have all the answers right now, but we will do our best to inform you as soon and as candidly as we can. We are beginning to work on the integration plan now and will continue to work on it over the coming months. Collectively, we will evaluate talent, with an eye to putting the best team on the field; as such, our expectation is that the overall synergies will be shared to some extent. In addition, DTS expects to maintain the Santa Ana facility. Decisions about the post-closing structure of the combined company will be made during the integration process. We will share more information when it is available.

8.     Will there be severance for employees whose positions are eliminated? What will it include?

  A.
  We have worked hard to ensure that each of you is supported in this transition and treated fairly and competitively. It's too early for us to offer details, however.

9.     What will happen to employee stock options?

  A.
  If you hold unexercised stock options as of the date of the merger, all of your unvested options will automatically vest in full immediately prior to the merger. To the extent that you hold vested, unexercised stock options as of the merger, with respect to each share of SRS common stock that is subject to the option, you will be entitled to receive the same consideration as someone who owns a share of SRS common stock, with two important differences. First, the exercise price of your option will be deducted from the consideration you will receive. Second, you will be paid in all cash.

10.   If I have vested stock options and want to exercise them before the transaction closes, can I do so? How can I sell stock?

  A.
  Yes. You can exercise stock options and sell stock in the normal course provided you do not have material information not available to the public and we are in an open trading window for both companies. If you do not exercise stock options, they will automatically be cashed out as of the merger as described above.

11.   What will happen to my Company restricted stock units?

  A.
  If you hold restricted stock units as of the date of the merger, each restricted stock unit will automatically vest in full immediately prior to the merger. To the extent that you hold vested restricted stock units as of the merger, you will be entitled to receive the same consideration as someone who owns a share of SRS common stock with the important difference that you will be paid in all cash.

12.   What happens to my 401(k) plan?

  A.
  Employees are entitled to take their 401(k) account balance with them in the event they are terminated. DTS has its own competitive employee benefits plans, and it will communicate those when that becomes appropriate. In the near future, Human Resources will provide specific information about how the process works.

13.   How will our customers be notified? What if I get an inquiry from a customer?

  A.
  We have a coordinated communications plan to reach our key customers. Depending on your position, we may ask for your assistance with this process.

14.   How should employees handle calls/questions from media or investors regarding this?

  A.
  Our policy is that only authorized Company spokespersons should speak with the media or with investors. Please do not respond directly to questions from the media, from analysts or investors. We also encourage you not to publicly comment on blogs, social media and other forums about this transaction. It is important that we speak with one voice and put accurate information in the market.

  i.
  If you are contacted by a customer regarding the transaction, please direct any inquiries [to the sales manager in charge of that customer relationship.]

  ii.
  If you are contacted by the media or other outside parties regarding the transaction, please direct any inquiries to Jim Lucas at Abernathy MacGregor Group (213-630-6550; JBL@ABMAC.COM).

15.   Will we be given updates on the status of the transaction? Where can I get more information?

  A.
  We will do our best to keep employees updated as the integration process unfolds; however, it is important to understand that we must abide by certain legal and regulatory requirements throughout this process, which at times may restrict our communications. More information can be found in our filings made with the SEC which can be found on the Investor Relations section of our website.

Forward Looking Statements

        This communication contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which SRS Labs, Inc. ("SRS", "we" or "our") operates and beliefs of and assumptions made by SRS, involve uncertainties that could significantly affect the financial results of SRS or the combined company. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving SRS and DTS, Inc. ("DTS"), including future financial and operating results, the combined company's plans, objectives, expectations and intentions. All statements that address the proposed transaction, operating performance, events or developments that we expect or anticipate will occur in the future—including the expected timetable for and conditions to completing the proposed transaction—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation:

  •
  the ability of the parties to satisfy conditions to the closing of the transaction, including obtaining required regulatory approvals and the approval of our stockholders;

  •
  the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development, integration issues, costs and unanticipated expenditures and accounting charges, changing relationships with customers and strategic partners, potential contractual, intellectual property or employment issues;

  •
  unexpected variations in market growth and demand for the combined company's technologies;

  •
  the possibility that SRS may be adversely affected by economic, business and/or competitive factors before or after closing of the transaction; and

  •
  any adverse effect to DTS's business or the business being acquired from SRS due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive. Additional risks and factors are discussed in the Annual Report on Form 10-K of SRS for the year ended December 31, 2011, which was filed with the SEC on March 15, 2012, under the heading "Item 1A—Risk Factors," and in the Annual Report on Form 10-K of DTS for the year ended December 31, 2011, which was filed with the SEC on March 2, 2012, under the heading "Item 1A—Risk Factors" and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of SRS and DTS. SRS does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

        This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

        In connection with the proposed merger transaction, SRS and DTS will file a registration statement and proxy statement/prospectus with the SEC. DTS will file a registration statement on Form S-4 that includes a proxy statement of SRS and which also constitutes a prospectus of the DTS. SRS will mail the proxy statement/prospectus to its stockholders. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

        Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by SRS and DTS with the SEC at the SEC's web site at www.sec.gov or by directing a request when such a filing is made to SRS Labs, Inc., 2909 Daimler Street, Santa Ana, CA 92705, Attention: Investor Relations or by directing a request when such a filing is made to DTS, Inc., 5220 Las Virgenes Road, Calabasas, CA 91302, Attention: Stockholder Relations.

Participants in the Solicitation

        SRS, DTS, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of SRS is set forth in SRS's definitive proxy statement, which was filed with the SEC on April 25, 2011. Information about the directors and executive officers of DTS is set forth in its definitive proxy statement, which was filed with the SEC on April 10, 2012. Certain directors and executive officers of SRS may have direct or indirect interests in the proposed merger transaction due to securities holdings, preexisting or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger transaction. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus SRS and DTS will file with the SEC when it becomes available.

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  Exhibit 99.4